Exhibit 99.1

TransDigm Group Incorporated

1301 East 9th Street, Suite 3710

Cleveland, Ohio 44114

(216) 706-2960

FOR FURTHER INFORMATION:

Jonathan D. Crandall

Investor Relations

(216) 706-2945

ir@transdigm.com

FOR IMMEDIATE RELEASE

TransDigm Group Incorporated Upsizes Previously Announced Credit Facility and

Offering of Senior Subordinated Notes Due 2018

Cleveland, OH, November 30, 2010 — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG), announced today that its wholly-owned subsidiary, TransDigm Inc. (the “Company”), has upsized its previously announced new credit facility. In addition, the Company also announced that it has upsized its private offering of senior subordinated notes due 2018 (the “Notes”). The Company increased the term loan under the new credit facility from the previously announced $900 million to $1.55 billion. In addition, the Company increased the size of the Notes offering from the previously announced $780 million to $1.55 billion. The Notes will be guaranteed by TransDigm Group and all of the Company’s existing and future domestic subsidiaries on a senior subordinated basis.

The Company intends to use the net proceeds from the new credit facility and the offering of the Notes to fund the previously announced acquisition of McKechnie Aerospace Holdings, Inc., to repay its existing senior secured credit facility, to repurchase any and all of its outstanding senior subordinated notes due 2014 pursuant to a previously assumed tender offer, to pay related transaction expenses and to add excess cash to its balance sheet.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, aircraft audio systems, specialized cockpit displays, engineered latching and locking devices, specialized lavatory components, engineered connectors and elastomers, rods and locking devices, NiCad batteries/chargers, and lighting and control technology. More information can be found at www.transdigm.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities law. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Such risks and uncertainties include, but are not limited to, the effect of general economic conditions and other factors listed in the Company’s filings with the Securities and Exchange Commission.

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